EXHIBIT 99.1

Greif, Inc. Reports Second Quarter 2008 Results

•	Net sales increased 13 percent (7 percent excluding the impact of foreign currency translation) to $918.0 million in the second quarter of 2008 from $815.0 million in the second quarter of 2007.

•

Net income before special items, as defined below, was $54.3 million ($0.92 per diluted Class A share) in the second quarter of 2008 compared to $39.2 million ($0.66 per diluted Class A share) in the second quarter of 2007. GAAP net income was $48.7 million ($0.82 per diluted Class A share) and $18.6 million ($0.32 per diluted Class A share) in the second quarter of 2008 and 2007, respectively.

DELAWARE, Ohio (June 4, 2008) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging today announced results for its second fiscal quarter, which ended April 30, 2008.

Michael J. Gasser, chairman and chief executive officer, said, “We are pleased with the strong growth in net sales and profitability during the second quarter of 2008 compared to the same period last year, despite higher raw material, transportation and energy costs. We achieved solid organic sales growth, especially in Europe and the emerging markets for Industrial Packaging, and benefited from higher containerboard selling prices in Paper Packaging relative to the same quarter last year. Our results continue to demonstrate the value of geographic diversity and positive contributions from the Greif Business System.”

Special Items and GAAP to Non-GAAP Reconciliation

Special items are as follows: (i) for the second quarter of 2008, restructuring charges of $7.3 million ($5.7 million net of tax) and timberland disposals, net of $0.1 million ($0.1 million net of tax); and (ii) for the second quarter of 2007, restructuring charges of $4.0 million ($3.0 million net of tax), a debt extinguishment charge of $23.5 million ($17.3 million net of tax) and timberland disposals, net of negative $0.4 million (negative $0.3 million net of tax). A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Consolidated Results

Net sales increased 13 percent (7 percent excluding the impact of foreign currency translation) to $918.0 million in the second quarter of 2008 compared to $815.0 million in the second quarter of 2007. The $103.0 million increase is due to Industrial Packaging ($90.0 million), Paper Packaging ($10.4 million) and Timber ($2.6 million). Higher sales volumes for industrial packaging products and higher containerboard selling prices primarily drove the 7 percent constant-currency increase.

Operating profit before special items was $88.7 million for the second quarter of 2008 compared to $68.3 million for the second quarter of 2007. The $20.4 million increase was principally due to higher operating profit in Industrial Packaging ($8.8 million), Paper Packaging ($4.6 million) and Timber ($7.0 million). GAAP operating profit was $81.5 million and $63.9 million in the second quarter of 2008 and 2007, respectively.

Net income before special items increased 39 percent to $54.3 million for the second quarter of 2008 compared to $39.2 million for the second quarter of 2007. Diluted earnings per share before special items were $0.92 compared to $0.66 per Class A share and $1.40 compared to $1.01 per Class B share for the second quarter of 2008 and 2007, respectively. The Company had GAAP net income of $48.7 million, or $0.82 per diluted Class A share and $1.25 per diluted Class B share, in the second quarter of 2008 compared to GAAP net income of $18.6 million, or $0.32 per diluted Class A share and $0.48 per diluted Class B share, in the second quarter of 2007.

Business Group Results

Industrial Packaging net sales were up 14 percent to $748.0 million in the second quarter of 2008 from $658.0 million in the second quarter of 2007 – an increase of 7 percent excluding the impact of foreign currency translation. Higher sales volumes in most regions, with particular strength in Europe and the emerging markets, continued to drive the segment’s organic growth. Operating profit before special items increased to $64.2 million in the second quarter of 2008 from $55.4 million in the second quarter of 2007. The increase was primarily due to improvement in net sales volumes and contributions from the execution of the Greif Business System, which were partially offset by the higher cost of raw materials (especially steel), energy and transportation. GAAP operating profit was $57.8 million in the second quarter of 2008 compared to $53.8 million in the second quarter of 2007.

Paper Packaging net sales were $163.4 million in the second quarter of 2008 compared to $153.0 million in the second quarter of 2007. This was principally due to higher containerboard selling prices implemented in the fourth quarter of 2007. Operating profit before special items increased to $14.1 million in the second quarter of 2008 compared to $9.5 million in the second quarter of 2007. The increase was primarily due to higher selling prices and contributions from the execution of the Greif Business System, which were partially offset by the higher cost of raw materials (especially old corrugated containers), energy and transportation. GAAP operating profit was $13.2 million and $7.1 million in the second quarter of 2008 and 2007, respectively.

Timber net sales were $6.6 million and $4.0 million in the second quarter of 2008 and 2007, respectively. Operating profit before special items was $10.4 million in the second quarter of 2008 compared to $3.4 million in the second quarter of 2007. Included in these amounts were profits from the sale of special use properties (surplus, higher and better use, and development properties) of $9.5 million in the second quarter of 2008 and $2.0 million in the second quarter of 2007. GAAP operating profit was $10.4 million and $3.0 million in the second quarter of 2008 and 2007, respectively.

Other Cash Flow Information

Capital expenditures were $40.0 million, excluding timberland purchases of $0.8 million, for the second quarter of 2008 compared with capital expenditures of $39.9 million for the second quarter of 2007. There were no timberland purchases for the second quarter of 2007. Fiscal 2008 capital expenditures are expected to be approximately $125 million, excluding timberland purchases, which includes increased capital commitment to support the Company’s growth strategy in the emerging markets.

On June 2, 2008, the Board of Directors declared quarterly cash dividends of $0.38 per share of Class A Common Stock and $0.57 per share of Class B Common Stock. These dividends, payable on July 1, 2008 to stockholders of record at close of business on June 19, 2008, are approximately 36 percent above the amount paid for the same period a year ago.

Company Outlook

Business trends remain favorable in Industrial Packaging, particularly outside of North America; stable to improving in Paper Packaging; and Timber assets continue to be monetized as planned. These factors, coupled with benefits from the Greif Business System, are expected to contribute to a strong performance in the second half of 2008. The Company is raising its 2008 guidance to $4.25 to $4.45 per Class A share, which includes the $0.35 per Class A share impact of the first quarter net gain related to the divestiture of businesses.

Conference Call

The Company will host a conference call to discuss the second quarter of 2008 results on June 5, 2008, at 10 a.m. Eastern Time (ET). To participate, domestic callers should call 800-240-2134 and ask for the Greif conference call. The number for international callers is +1 303-262-2139. Phone lines will open at 9:50 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com. A replay of the conference call will be available on the Company’s website approximately one hour following the call.

About Greif

Greif is a world leader in industrial packaging products and services. The Company produces steel, plastic, fibre, corrugated and multiwall containers, packaging accessories and containerboard, and provides blending and packaging services for a wide range of industries. Greif also manages timber properties in North America. The Company is strategically positioned in more than 45 countries to serve global as well as regional customers. Additional information is on the Company’s website at www.greif.com.

Forward-Looking Statements

All statements other than statements of historical facts included in this news release, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management. Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct.

Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to: general economic and business conditions, including a prolonged or substantial economic downturn; changing trends and demands in the industries in which the Company competes, including industry over-capacity; industry competition; the continuing consolidation of the Company’s customer base for its industrial packaging, containerboard and corrugated products; political instability in those foreign countries where the Company manufactures and sells its products; foreign currency fluctuations and devaluations; availability and costs of raw materials for the manufacture of the Company’s products, particularly steel, resin and old corrugated containers; price fluctuations in energy costs; costs associated with litigation or claims against the Company pertaining to environmental, safety and health, product liability and other matters; work stoppages and other labor relations matters; property loss resulting from wars, acts of terrorism or natural disasters; the Company’s ability to integrate its newly acquired operations effectively with its existing business; the Company’s ability to achieve improved operating efficiencies and capabilities; the Company’s ability to effectively embed and realize improvements from the Greif Business System; the frequency and volume of sales of the Company’s timber, timberland and special use timberland; and the deviation of actual results from the estimates and/or assumptions used by the Company in the application of its significant accounting policies. These and other risks and uncertainties that could materially affect the Company’s consolidated financial results are further discussed in its filings with the Securities and Exchange Commission, including its Form 10-K for the year ended Oct. 31, 2007. The Company assumes no obligation to update any forward-looking statements.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Three months ended April 30,		Six months ended April 30,
	2008	2007	2008	2007
Net sales	$918.0	$815.0	$1,764.3	$1,565.8
Cost of products sold	758.8	672.5	1,456.8	1,293.2

Gross profit	159.2	142.5	307.5	272.6

Selling, general and administrative expenses	83.4	77.7	163.9	152.3
Restructuring charges	7.3	4.0	17.8	6.1
Asset disposals, net	13.0	3.1	49.9	8.3

Operating profit	81.5	63.9	175.7	122.5

Interest expense, net	13.3	10.0	25.1	22.1
Debt extinguishment charge	—	23.5	—	23.5
Other income (expense), net	(3.8)	(4.4)	(7.1)	(5.0)

Income before income tax expense and equity earnings and minority interests	64.4	26.0	143.5	71.9

Income tax expense	14.7	7.3	33.5	18.8
Equity earnings and minority interests	(1.0)	(0.1)	(0.7)	(0.5)

Net income	$48.7	$18.6	$109.3	$52.6

Basic earnings per share:
Class A Common Stock	$0.84	$0.32	$1.88	$0.91
Class B Common Stock	$1.25	$0.48	$2.81	$1.36

Diluted earnings per share:
Class A Common Stock	$0.82	$0.32	$1.85	$0.89
Class B Common Stock	$1.25	$0.48	$2.81	$1.36

Earnings per share were calculated using the following number of shares:

Basic earnings per share:
Class A Common Stock	23.9	23.6	23.9	23.5
Class B Common Stock	22.9	23.0	22.9	23.0

Diluted earnings per share:
Class A Common Stock	24.4	24.3	24.4	24.2
Class B Common Stock	22.9	23.0	22.9	23.0

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars in millions, except per share amounts)

	Three months ended April 30, 2008			Three months ended April 30, 2007
		Diluted per share amounts			Diluted per share amounts
		Class A	Class B		Class A	Class B
GAAP – operating profit	$81.5			$63.9
Restructuring charges	7.3			4.0
Timberland disposals, net	(0.1)			0.4

Non-GAAP – operating profit before restructuring charges and timberland disposals, net	$88.7			$68.3

GAAP – net income	$48.7	$0.82	$1.25	$18.6	$0.32	$0.48
Restructuring charges, net of tax	5.7	0.10	0.15	3.0	0.05	0.07
Debt extinguishment charge, net of tax	—	—	—	17.3	0.29	0.45
Timberland disposals, net of tax	(0.1)	—	—	0.3	—	0.01

Non-GAAP – net income before restructuring charges, debt extinguishment charge and timberland disposals, net	$54.3	$0.92	$1.40	$39.2	$0.66	$1.01

	Six months ended April 30, 2008			Six months ended April 30, 2007
		Diluted per share amounts			Diluted per share amounts
		Class A	Class B		Class A	Class B
GAAP – operating profit	$175.7			$122.5
Restructuring charges	17.8			6.1
Timberland disposals, net	(0.2)			0.3

Non-GAAP – operating profit before restructuring charges and timberland disposals, net	$193.3			$128.9

GAAP – net income	$109.3	$1.85	$2.81	$52.6	$0.89	$1.36
Restructuring charges, net of tax	13.7	0.23	0.35	4.5	0.08	0.11
Debt extinguishment charge, net of tax	—	—	—	17.3	0.29	0.45
Timberland disposals, net of tax	(0.1)	—	—	0.2	—	0.01

Non-GAAP – net income before restructuring charges, debt extinguishment charge and timberland disposals, net	$122.9	$2.08	$3.16	$74.6	$1.26	$1.93

GREIF, INC. AND SUBSIDIARY COMPANIES

SEGMENT DATA

UNAUDITED

(Dollars in millions)

	Three months ended April 30,		Six months ended April 30,
	2008	2007	2008	2007
Net sales
Industrial Packaging	$748.0	$658.0	$1,419.3	$1,250.2
Paper Packaging	163.4	153.0	332.2	307.3
Timber	6.6	4.0	12.8	8.3

Total	$918.0	$815.0	$1,764.3	$1,565.8

Operating profit
Operating profit before restructuring charges and timberland disposals, net:
Industrial Packaging	$64.2	$55.4	$142.2	$92.3
Paper Packaging	14.1	9.5	34.5	26.7
Timber	10.4	3.4	16.6	9.9

Operating profit before restructuring charges and timberland disposals, net	88.7	68.3	193.3	128.9

Restructuring charges:
Industrial Packaging	6.3	1.6	15.8	2.9
Paper Packaging	0.9	2.4	1.9	3.2
Timber	0.1	—	0.1	—

Restructuring charges	7.3	4.0	17.8	6.1

Timberland disposals, net:
Timber	0.1	(0.4)	0.2	(0.3)

Total	$81.5	$63.9	$175.7	$122.5

Depreciation, depletion and amortization expense
Industrial Packaging	$18.3	$18.7	$36.0	$36.5
Paper Packaging	7.3	7.1	13.1	14.2
Timber	1.2	1.3	3.5	2.6

Total	$26.8	$27.1	$52.6	$53.3

Note: Certain prior year amounts have been reclassified to conform to the 2008 presentation.

GREIF, INC. AND SUBSIDIARY COMPANIES

GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Three months ended April 30,		Six months ended April 30,
	2008	2007	2008	2007
Net sales
North America	$475.8	$442.7	$925.9	$872.5
Europe	310.7	261.5	577.9	473.6
Other	131.5	110.8	260.5	219.7

Total	$918.0	$815.0	$1,764.3	$1,565.8

Operating profit
Operating profit before restructuring charges and timberland disposals, net:
North America	$44.8	$32.1	$80.7	$67.2
Europe	33.8	25.6	57.5	40.8
Other	10.1	10.6	55.1	20.9

Operating profit before restructuring charges and timberland disposals, net	88.7	68.3	193.3	128.9
Restructuring charges	7.3	4.0	17.8	6.1
Timberland disposals, net	0.1	(0.4)	0.2	(0.3)

Total	$81.5	$63.9	$175.7	$122.5

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT AND GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Three months ended April 30,		Six months ended April 30,
	2008	2007	2008	2007
Industrial Packaging
GAAP – operating profit	$57.9	$53.8	$126.4	$89.4
Restructuring charges	6.3	1.6	15.8	2.9

Non-GAAP – operating profit before restructuring charges	$64.2	$55.4	$142.2	$92.3

Paper Packaging
GAAP – operating profit	$13.2	$7.1	$32.6	$23.5
Restructuring charges	0.9	2.4	1.9	3.2

Non-GAAP – operating profit before restructuring charges	$14.1	$9.5	$34.5	$26.7

Timber
GAAP – operating profit	$10.4	$3.0	$16.7	$9.6
Restructuring charges	0.1	—	0.1	—
Timberland disposals, net	(0.1)	0.4	(0.2)	0.3

Non-GAAP – operating profit before restructuring charges and timberland disposals, net	$10.4	$3.4	$16.6	$9.9

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in millions)

	April 30, 2008	October 31, 2007
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$97.0	$123.7
Trade accounts receivable	399.6	347.9
Inventories	288.0	243.0
Other current assets	146.1	127.2

	930.7	841.8

LONG-TERM ASSETS
Goodwill and intangible assets	643.7	589.5
Other long-term assets	111.8	146.9

	755.5	736.4

PROPERTIES, PLANTS AND EQUIPMENT	1,104.7	1,074.5

	$2,790.9	$2,652.7

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$379.0	$411.1
Short-term borrowings	47.7	15.8
Other current liabilities	220.4	222.0

	647.1	648.9

LONG-TERM LIABILITIES
Long-term debt	722.5	622.7
Other long-term liabilities	395.1	374.8

	1,117.6	997.5

MINORITY INTEREST	6.4	6.4

SHAREHOLDERS’ EQUITY	1,019.8	999.9

	$2,790.9	$2,652.7